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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2003 relating to the consolidated financial statements and financial statement schedules of American International Group Inc. and subsidiaries, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in each Prospectus, which are part of this Registration Statement.


                                    /s/ PRICEWATERHOUSECOOPERS LLP
                                    ------------------------------------
                                    PricewaterhouseCoopers LLP

New York, New York
June 11, 2003